Exhibit 10.3

Execution Copy

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of this 15th day of September, 2021, by and among SUNNOVA TEP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), SUNNOVA TE MANAGEMENT, LLC, a Delaware limited liability company, in its capacity as Facility Administrator (the “Facility Administrator”), CREDIT SUISSE AG, NEW YORK BRANCH, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), the Lenders and the Funding Agents representing a group of Lenders party to the Credit Agreement (defined below) (together with the Borrower, the Administrative Agent, the Lenders and the Facility Administrator, the “Parties”), and amends that certain Amended and Restated Credit Agreement, dated as of March 29, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 6, 2021 and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of June 17, 2021 (as may be further amended, modified, restated, supplemented or extended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Facility Administrator, the Administrative Agent, the Lenders and the Funding Agents representing a group of Lenders party thereto, Wells Fargo Bank, National Association, in its capacity as Paying Agent, and U.S. Bank National Association, in its capacity as Verification Agent. Capitalized terms used herein have the meanings set forth in the Credit Agreement.
RECITALS
WHEREAS, the Parties hereto desire to amend the Credit Agreement in accordance with Section 10.2(A) thereof as set forth in Section 1 hereof.
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2:
(i)The following provisions of the Credit Agreement in effect immediately prior to the date hereof are hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated in the same manner as the following example: underlined text) as:

Provision	Amended and Restated Language

Exhibit A – Definition of “Expected Amortization Profile”
“Expected Amortization Profile” shall mean the expected amortization schedule based on the sum (without duplication of clauses (ii) and (iii)) of (i) any outstanding Advance, (ii) ~~or~~ any Advance that has been requested pursuant to Section 2.4 and (iii) prior to March 31, 2022, and subject to the Borrower’s ability to request an Advance pursuant to Section 2.4, an amount equal to the Borrowing Base as determined pursuant to the most recently delivered Borrowing Base Certificate as required hereunder minus any outstanding Advances (as determined by the Administrative Agent in its sole discretion), as the context may require, as of the applicable date of determination as determined by the Administrative Agent using its proprietary model and in consultation with the Borrower.

Exhibit A – Definition of “Hedge Requirements”
“Hedge Requirements” shall mean the requirements of the Borrower to (i) within two (2) Business Days of the Original Closing Date, ~~and on~~ each Funding Date, each Payment Date, the date of any Takeout Transaction and, prior to March 31, 2022, any other date on which the Borrower delivers a Borrowing Base Certificate to the Administrative Agent, ~~to~~ enter into forward-starting interest rate swap agreements with a forward start date no later than the Facility Maturity Date to an aggregate DV01 exposure of within +/- 5.0% of the then present value of such forward-starting interest rate swap agreement according to the aggregate Expected Amortization Profile of the Aggregate Outstanding Advances and, to the extent the expected notional balance of the Aggregate Outstanding Advances is equal to or greater than $5,000,000, with an amortizing notional balance schedule which, after giving effect to such interest rate swap agreement, will cause not greater than 125.0% ~~(or, solely during the Amendment Period, 140.0%)~~ and not less than 75.0% of the aggregate Expected Amortization Profile ~~of the Aggregate Outstanding Advances~~to be subject to a fixed interest rate, with each such interest rate swap agreement being entered into at the market fixed versus LIBOR swap rate as at the date of the execution thereof and (ii) upon the election of the Borrower or no later than five (5) Business Days following the occurrence of a Hedge Trigger Event, ~~and~~ each Funding Date, each Payment Date, the date of any Takeout Transaction and, prior to March 31, 2022, any other date on which the Borrower delivers a Borrowing Base Certificate to the Administrative Agent thereafter, enter into one or more interest rate swap or cap agreements with a Hedge Counterparty, under which the Borrower will expect to, at all times until the Facility Maturity Date, receive on or about each Payment Date, an amount required to maintain a fixed interest rate or interest rate protection at then current market interest rates on not greater than 110.0% ~~(or, solely during the Amendment Period, 140.0%)~~ and not less than 90.0% of the Expected Amortization Profile~~expected notional balance of the Aggregate Outstanding Advances~~ through the Facility Maturity Date (determined after giving effect to Advances and payments made on the applicable Funding Date) (it being understood that an interest rate swap agreement entered into under clause (i) of this definition of “Hedge Requirements” (to the extent the effective date thereof is earlier than the Facility Maturity Date) may be taken into account in determining whether the Borrower satisfies the requirements of this clause (ii)); provided, that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be permitted to enter into other types of derivative agreements in order to satisfy the Hedge Requirements subject to the prior written approval of the Administrative Agent in its sole discretion.

Schedule I, #13 – Eligibility Criteria; Representations and Warranties as to Solar Assets; Minimum Payments Made
13.    Minimum Payments Made. Either a minimum of one payment due under the related Solar Service Agreement has been made or the related Host Customer’s first payment under the related Solar Service Agreement has not been made because such payment is not yet due but such payment is due (or in the case of a New Construction Solar Asset (Non-Identified Customer), will be due) in (or, in the case of a New Construction Solar Asset, on the first Business Day following) the calendar month no later than the first full calendar month immediately following the later of (a) the related Transfer Date or (b) the date that such Solar Asset is (or in the case of a Substantial Stage Solar Asset or a Final Stage Solar Asset, is expected to be) Placed in Service.

(ii)Exhibit A to the Credit Agreement shall be amended by deleting the definition of “Amendment Period”.
2.Conditions Precedent to Amendment. The effectiveness of this Amendment shall be the date on which the following conditions precedent have been satisfied (as determined by the Administrative Agent):
(A)Amendment Documents. The Administrative Agent shall have received a copy of this Amendment duly executed by the parties hereto.
(B)Representations and Warranties. All of the representations and warranties of the Borrower and the Facility Administrator contained in this Amendment shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof (or such earlier date or period specifically stated in such representation or warranty).
(C)Other Documents. The Borrower shall have provided the Administrative Agent with all other documents reasonably requested by the Administrative Agent.
3.Representations and Warranties. Each of the Borrower and the Facility Administrator represents and warrants as of the date of this Amendment as follows:
(A)this Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable insolvency laws and general principles of equity (whether considered in a proceeding at law or in equity);
(B)the execution, delivery and performance by it of this Amendment are within its powers, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under (i) any of its organizational documents, (ii) any agreement or other instrument which may be binding upon it, or (iii) any law, governmental regulation, court decree or order applicable to it or its properties, except, in each case, where such conflict, violation or event of default could not reasonably be expected to result in a Material Adverse Effect;
(C)it has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such licenses, authorizations, consents and approvals would not result in a Material Adverse Effect; and
(D)the representations and warranties of such party set forth in the Transaction Documents to which it is a party are true and correct in all material respects (except to the extent there are already materiality qualifiers therein) as of the date hereof.
Each of the Borrower and the Facility Administrator represents and warrants that (i) immediately prior to this Amendment, no Potential Default, Event of Default, Potential Amortization Event or Amortization Event has occurred and is continuing and (ii) no Potential Default, Event of Default, Potential Amortization Event or Amortization Event will occur as a result of the execution of this Amendment.
4.Borrowing Base Certificate. The Administrative Agent acknowledges receipt of an updated Borrowing Base Certificate delivered by the Borrower on the date hereof. In connection therewith, the Borrower shall, within two (2) Business Days following the date hereof, enter into, amend or terminate one or more Hedge Agreements in order to be in compliance with the Hedge Requirements as set forth in the Credit Agreement as amended by this Amendment.

5.Effect of Amendment; No Novation. This Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation under the Credit Agreement or the other Transaction Documents or to keep and perform any of the terms, conditions, agreements contained in therein. Except as expressly amended and modified by this Amendment, all provisions of the Credit Agreement shall remain in full force and effect and each reference to the Credit Agreement and words of similar import in the Transaction Documents shall be a reference to the Credit Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as set forth herein. This Amendment is a Transaction Document.
6.No Release; Ratification of Related Documents; Binding Effect. Nothing contained herein and nothing done pursuant hereto shall affect or be construed to affect or to release the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Indebtedness under the Credit Agreement and the other Transaction Documents. Except as expressly provided herein, (i) nothing herein shall limit in any way the rights and remedies of the Secured Parties under the Credit Agreement and the other Transaction Documents, and (ii) the terms and conditions of the Credit Agreement and the other Transaction Documents remain in full force and effect and are hereby ratified and affirmed. The Borrower hereby ratifies and affirms all of its promises, covenants and obligations to promptly and properly pay any and all sums due under the Credit Agreement and the other Transaction Documents, as amended by this Amendment and to promptly and properly perform and comply with any and all of its obligations, duties and agreements pursuant thereto, as modified hereby or in connection herewith. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
7.Entire Agreement; Effectiveness. This Amendment constitutes the entire agreement among the Parties with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, among the Parties with respect to the subject matter of this Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. Upon the execution of this Amendment, this Amendment shall be binding upon and inure to the benefit of the Parties.
8.Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
9.Incorporation By Reference. Sections 10.9 (Governing Law), 10.10 (Jurisdiction), 10.11 (Waiver of Jury Trial), 10.20 (Non-Petition) and 10.21 (Non-Recourse) of the Credit Agreement hereby are incorporated by reference as if fully set forth in this Amendment mutatis mutandis.

10.Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written above.
Sunnova TEP Holdings, LLC, as Borrower
By:    /s/ Walter A. Baker____________________
    Name: Walter A. Baker,
    Title: Executive Vice President,
     General Counsel and Secretary

Sunnova TE Management, LLC, as Facility Administrator
By: /s/ Walter A. Baker____________________
Name: Walter A. Baker
Title: Executive Vice President,
     General Counsel and Secretary

[Signature Page to Sunnova TEP IV Warehouse A&R Credit Agreement Third Amendment]

Credit Suisse AG, New York Branch,
as Administrative Agent and as a Funding Agent
By:    /s/ Patrick Duggan_____________________
    Name: Patrick Duggan
    Title: Director
By: /s/ Marcus DiBrito____________________
    Name: Marcus DiBrito
    Title: Vice President

Credit Suisse AG, Cayman Islands Branch,
as a Lender
By: /s/ Patrick Duggan____________________
    Name: Patrick Duggan
    Title: Authorized Secretary
By:    /s/ Marcus DiBrito_____________________
    Name: Marcus DiBrito
    Title: Authorized Secretary

[Signature Page to Sunnova TEP IV Warehouse A&R Credit Agreement Third Amendment]

Alpine Securitization LTD., as a Conduit Lender
By: Credit Suisse AG, New York Branch, as attorney-in-fact
    By: /s/ Patrick Duggan_________________
    Name: Patrick Duggan
    Title: Director
    By: /s/ Marcus DiBrito_________________
    Name: Marcus DiBrito
    Title: Vice President

[Signature Page to Sunnova TEP IV Warehouse A&R Credit Agreement Third Amendment]

LibreMax Opportunistic Value Master Fund, LP, as a Funding Agent and as a Lender
By: LibreMax GP, LLC, its general partner
By: LibreMax Parent GP, LLC, its managing member
By:    /s/ Frank Bruttomesso__________________
Name: Frank Bruttomesso
Title: Member

[Signature Page to Sunnova TEP IV Warehouse A&R Credit Agreement Third Amendment]